Exhibit 10.6

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made by and among UNITED AIR LINES, INC., a Delaware corporation (“Company”), UNITED CONTINENTAL HOLDINGS, INC., a Delaware corporation and the parent company of Company (“UCH”), and JEFFREY T. FOLAND (“Employee”), and is dated and effective as of April 25, 2012. Company, UCH and Employee are referred to collectively in this Amendment as the “Parties.”

WHEREAS, the Parties have heretofore entered into an Employment Agreement dated October 1, 2010 (the “Employment Agreement”); and

WHEREAS, the Compensation Committee of the Board of Directors of UCH, on April 25, 2012, authorized the execution and delivery on behalf of UCH of this Amendment; and

WHEREAS, the Parties desire to amend the Employment Agreement as hereinafter set forth;

NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Paragraph 4.9(vii)(D) of the Employment Agreement shall be deleted and the following shall be substituted therefor:

“(D) a change in the management reporting structure such that Employee no longer reports directly to the CEO of UCH.”

The provision set forth above shall survive the expiration or earlier termination of the Employment Agreement.

2. Employee hereby irrevocably waives any and all rights he may previously have had to exercise “Good Reason Termination” pursuant to the prior provisions of Paragraph 4.9(vii)(D) of the Employment Agreement (related to any UCH determination, or any failure to make a determination, with respect to divesting or otherwise monetizing the business currently conducted by Mileage Plus Holdings, LLC).

3. This Amendment may be executed by each of the Parties on a separate counterpart, each of which when so executed and delivered shall be an original, and both of which taken together shall constitute one instrument.

4. This Amendment, in combination with the Employment Agreement, expresses the entire understanding of the Parties with respect to the matters set forth herein. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions of this Amendment.

5. Any determination that any provision of this Amendment or any application of it is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of that provision in any other instance, or the validity, legality or enforceability of any other provision of this Amendment or of any provision of the Employment Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first above written.

UNITED AIR LINES, INC.

By:	/s/ Michael P. Bonds
Michael P. Bonds, Executive Vice President
Human Resources and Labor Relations

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Michael P. Bonds
Michael P. Bonds, Executive Vice President
Human Resources and Labor Relations

“EMPLOYEE”

/s/ Jeffrey T. Foland
Jeffrey T. Foland